UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2006

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Penn Avenue South

Richfield, Minnesota

55423

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the registrant’s Current Report on Form 8-K filed on August 24, 2006, announcing the appointments of Ari Bousbib and Rogelio M. Rebolledo as Class 1 directors of the Best Buy Co., Inc. Board of Directors (“Board”).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2006, the Board appointed Director Ari Bousbib to serve on the Board’s Audit Committee and Director Rogelio M. Rebolledo to serve on the Board’s Nominating, Corporate Governance and Public Policy Committee.

Mr. Bousbib is the president of Otis Elevator Company (“Otis”), a wholly-owned subsidiary of United Technologies Corporation. During fiscal 2004, the registrant entered into an elevator service and preventative maintenance agreement with Otis. The agreement was established in connection with the opening of the registrant’s new corporate campus, which contains equipment manufactured by Otis, and also covers a small number of the registrant’s retail locations. The agreement is expected to continue as long as its terms are deemed to be competitive and in the registrant’s best interest. The total amount paid to Otis during fiscal 2006 was approximately $216,000. There are no other transactions or relationships between the registrant and Mr. Bousbib that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: September 19, 2006	/s/ Susan S. Grafton
Susan S. Grafton
Vice President — Financial Operations and Controller